SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): July 3, 2003

COMPEX TECHNOLOGIES, INC

(Exact name of registrant as specified in its charter)

Minnesota	0-9407	41-0985318

(State or other jurisdiction of incorporation or organization)	Commission File No	(I.R.S. Employer Identification No.)

1811 Old Highway Eight, New Brighton, MN	55112-3493

(Address of principal executive offices)	(Zip Code)

(651) 631-0590 (Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-2.1 Purchase Agreement
EX-2.2 Escrow Agreement
EX-2.3 Consulting Agreement
EX-10.1 Loan Agreement
EX-99 Press Release

Item 2. Acquisition or Disposition of Assets

     Effective July 3, 2003, Compex Technologies, Inc. (the “Company”) acquired, through COMPEX Italia S.r.l., a newly formed, wholly owned subsidiary of Compex S.A., the Company’s Swiss subsidiary, all of the equity interest in Filsport Assistance S.r.l. (“Filsport”) from Raffaele Fasoli and Riccardo Castelnuovo, two shareholders with no prior affiliation with the Company. After the acquisition Filsport became a wholly-owned subsidiary of Compex Italia S.r.l., which in turn is a wholly owned subsidiary of Compex S.A. Prior to the acquisition, Filsport had been the exclusive distributor in Italy for the Compex international brand of consumer sports training and medical products.

     Of the purchase price of 4,270,000 Euro (approximately $4,912,000 as of July 3, 2003), 385,000 Euro (approximately $443,000) was paid into an escrow account. To the extent the stockholders’ equity of Filsport as of July 3, 2003 is less than 970,000 Euro (approximately $1,116,000), the deficiency will be refunded to Compex Italia from the escrow account. Compex Italia S.r.l. also agreed to pay to the two sellers an additional 950,000 Euro (approximately $1,093,000) if the earnings before interest expense and income taxes of Filsport for the twelve months ending July 3, 2004 exceeds 1,900,000 Euro (approximately $2,186,000).

     The 4,270,000 Euro purchase price was funded through a new credit facility between Compex S.A. and Credit Suisse (Zurich). The credit facility allows advances of up to 4,270,000 Euro, repayable in annual installments of 1,000,000 Euro on June 30 of each year commencing June 30, 2004. Compex S.A. borrowed 3,000,000 under the credit facility to fund the initial purchase price. The advances under the credit facility bear interest based on their maturity, with the advances due June 30, 2004 bearing interest at 3.69% per annum, the advances due June 30, 2005 bearing interest at 4.09% per annum, and the advances due June 30, 2006 bearing interest at 4.40% per annum. The advances are secured by all of the equity interest held by Compex S.A. in Compex Italia S.r.l. and Filsport.

     Filsport retained substantially all of its employees after the acquisition, excluding the two shareholder principals who were directors of Filsport. One of the shareholders retired and the other, who functioned as the managing director of the business prior to the acquisition, entered into a one year consulting agreement to assist in the transition. Both shareholders agreed to covenants against competition and solicitation of employees.

     Prior to the acquisition, Filsport operated under an exclusive distribution arrangement and accounted for 44% of Compex S.A. total revenue in fiscal 2002. This represented 14% of the Company’s consolidated total revenue in fiscal 2002.

Item 7. Financial Statements and Exhibits

     a) Financial statements of the business acquired

Financial statements required by this item will be filed by amendment to this initial report no later than September 16, 2003.

     b) Pro forma financial information

Pro forma financial information required by this item will be filed by amendment to this initial report no later than September 16, 2003.

     (c)  Exhibits:

Exhibit 2.1 Purchase Agreement between Compex Italia S.r.l., Raffaele Fasoli and Riccardo Castelnuovo dated July 3, 2003

Exhibit 2.2 Escrow Agreement between Compex Italia S.r.l., Raffaele Fasoli, Riccardo Castelnuovo and Me Yves de Coulon dated July 3, 2003

Exhibit 2.3 Consulting Agreement between Filsport Assistance Srl and Riccardo Castelnuovo dated July 3, 2003

Exhibit 10.1 Loan Agreement between Compex S.A. and Credit Suisse (Zurich) dated July 3, 2003, together with “General Conditions” thereto

Exhibit 99 (furnished but not filed) Press Release dated July 8, 2003

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPEX TECHNOLOGIES, INC

By	Dan Gladney Dan Gladney, Chief Executive Officer

Dated: July 18, 2003